UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 14, 2006

NETBANK, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On February 14, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of NetBank, Inc. (the “Company”) approved base salary increases for certain executive officers of the Company, with such increases to be effective March 27, 2006.  The Committee’s approval was preceded by its review of market data, the last date an executive officer received an increase in base salary and other considerations, and by its consultation with outside compensation consultants.  The following table sets forth the 2006 base salary increase amounts.

Name and Title	Date of Last Base Salary Increase	2005 Base Salary Pay Rate	2006 Base Salary Pay Rate	Approximate Percentage Increase
Douglas K. Freeman Chairman and Chief Executive Officer	April 1, 2003	$550,000	$625,000	14%
R. Theodore Brauch Chief Risk Executive	April 1, 2002	$150,000	$175,000	17%
Steven F. Herbert Chief Finance Executive	April 1, 2002	$220,500	$270,000	22%
Charles E. Mapson Chief Legal Executive	June 1, 2002	$180,000	$200,000	11%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date: February 21, 2006	/s/ Steven F. Herbert
(Signature)

Steven F. Herbert
Chief Finance Executive